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Exhibit 99.20

NOTICE OF GUARANTEED DELIVERY

Regarding the Offer to Exchange the Outstanding
9 5/8% Senior Secured Notes Due 2012
(CUSIP Numbers 443630AA6 and C44255AA2)
for
9 5/8% Senior Secured Exchange Notes Due 2012
of
Hudson Bay Mining and Smelting Co., Limited

        Registered holders of outstanding 9 5/8% Senior Secured Notes Due 2012 (the "Original Notes") of Hudson Bay Mining and Smelting Co., Limited ("HBMS") who wish to tender their Original Notes in exchange for a like principal amount of 9 5/8% Senior Secured Exchange Notes Due 2012 (the "Exchange Notes") of HBMS and, in each case, whose Original Notes are not immediately available or who cannot deliver their Original Notes and Letter of Transmittal (and any other documents required by the Letter of Transmittal) to The Bank of New York (the "Exchange Agent"), prior to the Expiration Date (as defined below), may use this Notice of Guaranteed Delivery or one substantially equivalent hereto. This Notice of Guaranteed Delivery may be delivered by hand or sent by facsimile transmission (receipt confirmed by telephone and an original delivered by guaranteed overnight delivery) or mail to the Exchange Agent. See "The Exchange Offer—Procedures for Tendering Original Notes" in the Prospectus.

THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON SEPTEMBER 7, 2005 (THE "EXPIRATION DATE") UNLESS THE OFFER IS EXTENDED BY HBMS IN ITS SOLE DISCRETION. TENDERS OF ORIGINAL NOTES MAY BE WITHDRAWN AT ANY TIME PRIOR TO 5:00 P.M., NEW YORK CITY TIME, ON THE EXPIRATION DATE.

The Exchange Agent for the Exchange Offer is:

THE BANK OF NEW YORK

        You can deliver this Notice of Guaranteed Delivery (or an agent's message in lieu thereof) to the Exchange Agent at the following address:

  By Mail, Hand or Overnight Courier:

  The Bank of New York
  Corporate Trust Operations—Reorganization Unit
  101 Barclay Street—7 East
  New York, NY 10286
  Attn: Ms. Carolle Montreuil

  By:
  Telephone: (212) 815-5920
   Facsimile: (212) 298-1915

FOR ANY QUESTIONS REGARDING THIS NOTICE OF GUARANTEED DELIVERY OR FOR ANY ADDITIONAL INFORMATION, YOU MAY CONTACT THE EXCHANGE AGENT BY TELEPHONE AT (212) 815-5920, OR BY FACSIMILE AT (212) 298-1915.

        Delivery of this Notice of Guaranteed Delivery to an address other than as set forth above or transmission of instructions via a facsimile transmission to a number other than as set forth above will not constitute a valid delivery.

This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an "eligible guarantor institution" within the meaning of Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, such signature guarantee must appear in the applicable space provided on the Letter of Transmittal for Guarantee of Signatures.

Ladies & Gentlemen:

        The undersigned hereby tender(s) to HBMS, upon the terms and subject to the conditions set forth in the Prospectus and the accompanying Letter of Transmittal, receipt of which is hereby acknowledged, the principal amount of Original Notes set forth below pursuant to the guaranteed delivery procedures set forth in the Prospectus under the caption "Exchange Offer—Guaranteed Delivery Procedures" and in Instruction 1 of the Letter of Transmittal.

        The undersigned understands that tenders of Original Notes will be accepted only in principal amounts equal to $1,000 or integral multiples thereof. The undersigned understands that tenders of Original Notes pursuant to the Exchange Offer may not be withdrawn after 5:00 p.m., New York City time on the business day prior to the Expiration Date. Tenders of Original Notes may also be withdrawn if the Exchange Offer is terminated without any such Original Notes being purchased thereunder or as otherwise provided in the Prospectus.

        All authority herein conferred or agreed to be conferred by this Notice of Guaranteed Delivery shall survive the death or incapacity of the undersigned and every obligation of the undersigned under this Notice of Guaranteed Delivery shall be binding upon the heirs, personal representatives, executors, administrators, successors, assigns, trustees in bankruptcy and other legal representatives of the undersigned.

PLEASE SIGN AND COMPLETE

Signature(s) of Registered Owner(s) or Authorized Signatory:

Principal Amount of Original Notes Tendered:

Certificate No(s). of Original Notes (if available):

Date:

Name(s) of Registered Holder(s):

Address:

Area Code and Telephone No.:

If Original Notes will be delivered by book-entry transfer at The Depository Trust Company, insert Depository Account No.:

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This Notice of Guaranteed Delivery must be signed by the registered holder(s) of Original Notes exactly as its (their) name(s) appear on certificates for Original Notes or on a security position listing as the owner of Original Notes, or by person(s) authorized to become registered Holder(s) by endorsements and documents transmitted with this Notice of Guaranteed Delivery. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must provide the following information.

Please print name(s) and address(es)

Name(s):

Capacity:
Address(es):

Do not send Original Notes with this form. Original Notes should be sent to the Exchange Agent together with a properly completed and duly executed Letter of Transmittal.

GUARANTEE OF DELIVERY
(Not to be used for signature guarantee)

        The undersigned, a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc. or a commercial bank or trust company having an office or a correspondent in the United States or an "eligible guarantor institution" as defined by Rule 17Ad-15 under the Exchange Act, hereby (a) represents that each holder of Original Notes on whose behalf this tender is being made "own(s)" the Original Notes covered hereby within the meaning of Rule 14e-4 under the Securities Exchange Act of 1934, as amended, (b) represents that such tender of Original Notes complies with such Rule 14e-4, and (c) guarantees that, within three New York Stock Exchange trading days from the date of this Notice of Guaranteed Delivery, a properly completed and duly executed Letter of Transmittal (or a facsimilie thereof or an agent's message in lieu thereof), together with certificates representing the Original Notes covered hereby in proper form for transfer (or confirmation of the book-entry transfer of such Original Notes into the account of the Exchange Agent maintained with DTC described in the Prospectus under the caption "Exchange Offer—Book-Entry Transfer"and any other required documents will be deposited by the undersigned with the Exchange Agent.

        The undersigned acknowledges that it must deliver the Letter of Transmittal and Original Notes tendered hereby to the Exchange Agent within the time set forth above and that failure to do so could result in financial loss to the undersigned.

Name of Firm:
Address:
Area Code and Telephone No.:

Authorized Signature

Name:
Title:
Date:

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PLEASE SIGN AND COMPLETE
Please print name(s) and address(es)